Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Mayor’s Jewelers, Inc. (the “Company”) on Form 10-K for the year ending March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Ball, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition, and result of operations of the Company.

/s/ John D. Ball John D. Ball Chief Financial Officer

June 19, 2003

A signed original of this written statement required by Section 906 has been provided to Mayor’s Jewelers, Inc. and will be retained by Mayor’s Jewelers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.